CUSIP No. 756207106	13D

Exhibit 1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of VBI Vaccines Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date: August 4, 2014

ARCH VENTURE FUND VI, L.P.

By:		ARCH Venture Partners VI, L.P.
its General Partner

	By:	ARCH Venture Partners VI, LLC
its General Partner

By: *
Managing Director

ARCH VENTURE PARTNERS VI, L.P.

By:		ARCH Venture Partners VI, LLC
its General Partner

	By:	*
Managing Director

ARCH VENTURE PARTNERS VI, LLC

By:		*
Managing Director

*

Clinton Bybee

*

Keith Crandell

*

Robert Nelsen

* By:	/s/ Mark McDonnell
Mark McDonnell as Attorney-in-Fact

*	This Schedule 13D was executed by Mark McDonnell pursuant to a Power of Attorney filed as Exhibit 1 to the Form 3 relating to the beneficial ownership of shares of VBI Vaccines Inc. (VBIV) by the Reporting Persons filed with the Securities Exchange Commission on August 4, 2014 and incorporated herein in its entirety by reference.